As filed with the Securities and Exchange Commission on October 17, 2024

Registration No. 333-114841

Registration No. 333-120669

Registration No. 333-128198

Registration No. 333-147956

Registration No. 333-210057

Registration No. 333-259927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8 REGISTRATION STATEMENT No. 333-114841

(as previously amended by two Post-Effective Amendments)

FORM S-8 REGISTRATION STATEMENT No. 333-120669

FORM S-8 REGISTRATION STATEMENT No. 333-128198

FORM S-8 REGISTRATION STATEMENT No. 333-147956

FORM S-8 REGISTRATION STATEMENT No. 333-210057

FORM S-8 REGISTRATION STATEMENT No. 333-259927

UNDER

THE SECURITIES ACT OF 1933

ORANGE

(Exact name of registrant as specified in its charter)

France	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 quai du Président Roosevelt 92130 Issy-les-Moulineaux, France
(Address of Principal Executive Offices) (Zip Code)

France Telecom Liquidity Plan for US Employees of Orange SA

France Telecom US Employee Shareholding Plan - November 2004

France Telecom Liquidity Plan for US Employees of Orange holding stock options

France Telecom US Employee Shareholding Plan - September 2005

France Telecom US Employee Shareholding Plan Orange Success 2007

Orange Employee Share Offering

Orange Employee Share Offering - Together 2021

(Full titles of the plans)

Orange Participations U.S. Inc.

13685 Sunrise Valley Drive

Coppermine Commons, Suite 425

20171-6190 Herndon, Virginia

USA

Tel. No.: +1-703-471-2458

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Linda Hesse

JONES DAY

2 rue Saint-Florentin

75001 Paris, France

+33(0) 1 56 59 38 72

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the "Registration Statements"), filed by Orange S.A. (the "Registrant") with the Securities and Exchange Commission (the "SEC"):

•     Registration Statement on Form S-8 (File No. 333-114841), filed with the SEC on April 26, 2004, as amended on September 7, 2005 and December 7, 2007, registering an aggregate of 2,150,000 ordinary shares issuable under the France Telecom Liquidity Plan for US Employees of Orange SA.

•     Registration Statement on Form S-8 (File No. 333-120669), filed with the SEC on November 22, 2004, registering an aggregate of 1,000,000 ordinary shares issuable under the France Telecom US Employee Shareholding Plan - November 2004.

•     Registration Statement on Form S-8 (File No. 333-128198), filed with the SEC on September 9, 2005, registering an aggregate of 400,000 ordinary shares issuable under the France Telecom US Employee Shareholding Plan - September 2005.

•     Registration Statement on Form S-8 (File No. 333-147956), filed with the SEC on December 7, 2007, registering an aggregate of 200,000 ordinary shares issuable under France Telecom US Employee Shareholding Plan Orange Success 2007.

•     Registration Statement on Form S-8 (File No. 333-210057), filed with the SEC on March 10, 2016, registering an aggregate of 200,000 ordinary shares under the Orange Employee Share Offering plan.

•     Registration Statement on Form S-8 (File No. 333-259927), filed with the SEC on September 30, 2021, registering an aggregate of 400,000 ordinary shares issuable under the Orange Employee Share Offering - Together 2021.

In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

Item 8. Exhibits

Exhibit Number	Description
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Issy-les-Moulineaux, France on October 17, 2024.

Orange

By:	/s/ Matthieu Bouchery
Matthieu Bouchery
Group Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on October 17, 2024.

	Signature	Title
*
	Christel Heydemann	Chief Executive Officer and Director
/s/ Laurent Martinez
	Laurent Martinez	Executive Vice President, Finance, Performance and Development (Chief Financial Officer)
/s/ Vincent Fleury
	Vincent Fleury	Principal Accounting Officer
*
	Jacques Aschenbroich	Chairman

	Alexandre Bompard	Director

	Sébastien Crozier	Director

*
	Céline Fornaro	Director

*
	Vincent Gimeno	Director

*
	Gilles Grapinet	Director

	Anne-Gabrielle Heilbronner	Director
*
	Valérie Beaulieu-James	Director

	Anne Lange	Director
*
	Momar Nguer	Director
*
	Frédéric Sanchez	Director
*
	Magali Vallée	Director
*
	Bpifrance Participations, S.A. (represented by Thierry Sommelet)	Director
*
	Orange Participations U.S. Inc.	Authorized Representative in the United States
By: Johan Van den Cruijce Title: President, Orange Participations U.S. Inc.

*By:	/s/ Matthieu Bouchery
	Matthieu Bouchery	Attorney-in-fact